SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1914

       Date of Report (Date of earliest event reported): October 21, 1998

                                    CITICORP

               (Exact name of registrant as specified in charter)

         Delaware                       1-9924                  52-1568099
(State or other jurisdiction       (Commission File            (IRS Employer
       of incorporation)                Number)           Identification Number)

          399 Park Avenue, New York, New York          10043
      (Address of principal executive offices)       (Zip Code)

     Registrant's telephone number,
     including area code)                    (212) 559-1000


                                 NOT APPLICABLE
         (former name or former address, if changed since last report)

Item 5. OTHER EVENTS.

      On October 21, 1998, Citigroup Inc. issued a press release. The text of the press release that relates to Citicorp follows.

                                                                 CITICORP [LOGO]

Third Quarter 1998 Earnings - October 21, 1998

CITICORP

Citicorp net income totals $530 million on revenue of $6.1 billion

-------------------------------------------------------------------------------------------------------------------
                                              Third Quarter                             Nine Months
Summary of Results                        --------------------          %         ----------------------          %
(In Millions of Dollars)                    1998          1997     Change            1998           1997     Change
-------------------------------------------------------------------------------------------------------------------
Adjusted Revenue (A) .............        $6,071        $5,944          2         $18,928        $17,318          9
                                          --------------------                    ----------------------
Adjusted Operating Expense (A) ...         3,923         3,364         17          11,214          9,753         15
Operating Margin .................         2,148         2,580        (17)          7,714          7,565          2
Credit Costs (A) .................         1,275           848         50           3,332          2,553         31
                                          --------------------                    ----------------------
Operating Margin Less Credit Costs           873         1,732        (50)          4,382          5,012        (13)
Additional Provision .............            25            25         --              75             75         --
Restructuring Charge .............            --           889         NM              --            889         NM
                                          --------------------                    ----------------------
Income Before Taxes ..............        $  848        $  818          4         $ 4,307        $ 4,048          6
                                          =========================================================================
Net Income .......................        $  530        $  511          4         $ 2,692        $ 2,530          6
------------------------------------------=========================================================================
Return on Common Equity (%) ......          10.0           9.6         --            17.6           17.0         --
Return on Assets (%) .............          0.63          0.68         --            1.11           1.16         --
Excluding Restructuring Charge
Core Income (B) ..................        $  530        $1,067        (50)        $ 2,692        $ 3,086        (13)
Return on Common Equity (%) ......          10.0          20.8         --            17.6           20.8         --
Return on Assets (%) .............          0.63          1.42         --            1.11           1.41         --
------------------------------------------=========================================================================

(A) Citicorp's revenue is presented on a managed basis, principally adjusting for the effect of credit card securitization activity. See "Earnings Analysis" table in the Financial Supplement for further details.
(B) Core income represents net income adjusted to exclude a restructuring charge of $556 million after-tax ($889 million pretax) in the 1997 third quarter.
NM    Not meaningful, as percentage equals or exceeds 100%.

--------------------------------------------------------------------------------

Citicorp today reported income for the 1998 third quarter of $530 million, down $537 million from $1.1 billion (excluding the $556 million after-tax restructuring charge) in the 1997 third quarter. Generally strong Global Consumer results were reduced by a sharp decline in Global Corporate Banking resulting from previously disclosed after-tax losses of $240 million related to Russia ($384 million pretax), $97 million from marking to market fixed income inventories, and lower revenue from venture capital and Brady bonds. Net income in the 1997 third quarter included a $556 million restructuring charge ($889 million pretax).

Adjusted revenue increased $127 million or 2%, reflecting a 19% increase in Global Consumer, predominately in the developed markets, which was reduced by an 18% decrease in Global Corporate Banking.

Adjusted operating expense increased $559 million or 17% ($320 million or 10% excluding Universal Card Services -- UCS -- acquired in April 1998). Increased expense for preparations for the Year 2000 and EMU and the acquisition of certain assets and liabilities of Confia, as well as for advertising and marketing programs, and electronic banking initiatives represented approximately $166 million of the change from the 1997 third quarter. Foreign currency translation reduced adjusted revenue and operating expense growth by approximately 4 and 3 percentage points, respectively.

Global Consumer credit costs were $1,044 million ($878 million excluding UCS) in the quarter, down $42 million from $1,086 million ($910 million excluding UCS) in the preceding quarter, and compared to $856 million a year ago, reflecting ratios of net credit losses to average managed loans of 2.69% (2.50% excluding
UCS), 2.88% (2.66% excluding UCS), and 2.50% in the respective quarters. Commercial credit costs were $231 million, compared with an $8 million benefit in the

                                                                 CITICORP [LOGO]

Third Quarter 1998 Earnings - October 21, 1998

year ago quarter, principally reflecting writedowns associated with Russia, as well as Indonesia and Thailand, all partially offset by real estate recoveries.

Pretax income in Asia Pacific of $204 million for the quarter was down $103 million or 34% from last year -- Global Consumer businesses were down $36 million or 24% while Global Corporate Banking results were down $67 million or 42%.

Global Consumer business earns $477 million on revenue of $4.2 billion, Cards income up 18% from 1997

----------------------------------------------------------------------------------------------------------------------
                                                  Third Quarter                            Nine Months
Global Consumer                                --------------------         %       ----------------------           %
(In Millions of Dollars)                         1998      1997 (A)    Change       1998 (A)           1997     Change
----------------------------------------------------------------------------------------------------------------------
Adjusted Revenue ......................        $4,199        $3,534        19        $11,748        $10,581         11
Adjusted Operating Expense ............         2,407         2,011        20          6,779          5,880         15
                                               --------------------                  ----------------------
Operating Margin ......................         1,792         1,523        18          4,969          4,701          6
Credit Costs (B) ......................         1,044           856        22          3,016          2,672         13
                                               --------------------                  ----------------------
Operating Margin Less Credit Costs ....           748           667        12          1,953          2,029         (4)
Additional Provision ..................            25            25        --             75             75         --
                                               --------------------                  ----------------------
Income Before Taxes (C) ...............        $  723        $  642        13        $ 1,878        $ 1,954         (4)
                                               =======================================================================
Core Business Income (C) ..............        $  477        $  452         6        $ 1,264        $ 1,384         (9)
                                               =======================================================================
Net Income ............................        $  477        $  101        NM        $ 1,264        $ 1,033         22
-----------------------------------------------=======================================================================
Average Assets (In Billions of Dollars)        $  144        $  134         7        $   139        $   132          5
Return on Assets (C) (%) ..............          1.31          1.34        --           1.22           1.40         --
-----------------------------------------------=======================================================================

(A)   Reclassified to conform to the latest quarter's presentation.
(B) Includes the effect of credit card securitization activity and the effect related to credit card receivables held for sale.
(C) Excludes the 1997 third quarter restructuring charge of $580 million pretax ($351 million after-tax).
NM    Not meaningful, as percentage equals or exceeds 100%.

--------------------------------------------------------------------------------

o Global Consumer income before taxes in the 1998 third quarter was $723 million, up $81 million or 13% from $642 million (excluding the $580 million restructuring charge) in 1997, reflecting outstanding results in U.S. bankcards and in Japan, partially offset by lower earnings in Asia Pacific and Latin America. Global Consumer income before taxes increased $169 million or 31% from the 1998 second quarter, principally due to the significant improvement in the U.S. bankcards business. In the quarter, UCS' pretax loss of approximately $51 million ($32 million after-tax) reflected $107 million of acquisition premium costs (including funding costs associated with the acquisition purchase premium). The Global Consumer effective tax rate was 34% in the 1998 third quarter, up from 30% (excluding the effect of the restructuring charge) in 1997, reflecting changes in the geographic mix and nature of earnings. Core Business income was $477 million in the 1998 third quarter, up from $452 million in 1997.

o Worldwide Citibanking accounts totaled 23 million as of September 30, 1998, up 15% from a year ago, reflecting growth across all regions. Citibanking customer deposits of $105 billion were up 12% from a year-ago, reflecting account openings and increased deposit levels primarily due to a "flight-to-quality" in Asia Pacific and Japan, and growth in the U.S. and Latin America. Asia Pacific and Japan added approximately $5.9 billion in customer deposits, up 19% -- 36% excluding the effect of foreign currency translation -- from 1997.

o Card accounts worldwide totaled 50 million as of September 30, 1998, up from 36 million a year ago, principally reflecting the acquisition of UCS. Cards in the emerging markets grew 12% from a year ago, primarily in Latin America. The number of cards in force, including those issued by affiliates, at quarter-end was 92 million, up from 64 million a year ago. Cards, including Diners Club, operates in 47 countries and territories.

                                                                 CITICORP [LOGO]

Third Quarter 1998 Earnings - October 21, 1998

o Adjusted revenue of $4.2 billion was up $665 million or 19% from 1997. Revenue growth was led by U.S bankcards, up 46% including UCS, and increases in the Citibanking businesses in North America, Europe, and Japan. Latin America benefited from the addition of certain assets and liabilities of Confia, while revenue in Asia Pacific was down due to economic conditions in the region. The acquisition of UCS contributed approximately 10 percentage points to Global Consumer revenue growth. Foreign currency translation reduced revenue growth by approximately 4 percentage points.

o Adjusted operating expense increased $396 million or 20% from a year ago. The additions of UCS (including the amortization of the acquisition premium) and certain assets and liabilities of Confia, higher advertising and marketing, and spending on technology initiatives, primarily related to electronic banking, represented approximately $315 million of the expense increase from the 1997 third quarter. Foreign currency translation reduced expense growth by approximately 4 percentage points.

o Credit costs in the quarter were $1.0 billion, compared with $1.1 billion in the 1998 second quarter and $856 million a year ago. The increase in credit costs from a year ago primarily reflects the acquisition of UCS. Global Consumer continued to build the allowance for credit losses, with charges of $25 million in excess of net write-offs in the quarter.

o On August 5, 1998, Citicorp completed the previously announced acquisition of certain assets and liabilities of Confia, a consumer and corporate bank in Mexico. The acquisition added approximately $4.7 billion in assets.

o The U.S. national launch of Direct Access increased PC Banking users by 30% from 1997. Direct Access was also introduced in Germany.

o Travelers variable annuities and Salomon mutual funds were introduced for sale through Citicorp Investment Services. Citibank and Primerica Financial Services joined forces to leverage Citibank's product strengths with Primerica's distribution capabilities with the introduction of Citibank Preferred Banking in Atlanta and Las Vegas pilot markets.

o During the quarter, U.S. bankcards introduced the Sony Citibank Card and a new Drivers Edge card.

------------------------------------------------------------------------------------------------------------------
Global Consumer                                 Third Quarter                          Nine Months
  in Emerging Markets                          ----------------          %         --------------------          %
(In Millions of Dollars)                       1998    1997 (A)     Change           1998      1997 (A)     Change
------------------------------------------------------------------------------------------------------------------
Adjusted Revenue ......................        $982        $970          1         $2,781        $2,905         (4)
Adjusted Operating Expense ............         638         598          7          1,818         1,728          5
                                               ----------------                    --------------------
Operating Margin ......................         344         372         (8)           963         1,177        (18)
Credit Costs ..........................         139          91         53            373           280         33
                                               ----------------                    --------------------
Operating Margin Less Credit Costs ....         205         281        (27)           590           897        (34)
Additional Provision ..................          11          15        (27)            33            26         27
                                               ----------------                    --------------------
Income Before Taxes (B) ...............        $194        $266        (27)        $  557        $  871        (36)
                                               ===================================================================
Core Business Income (B) ..............        $158        $218        (28)        $  457        $  697        (34)
                                               ===================================================================
Net Income ............................        $158        $136         16         $  457        $  615        (26)
-----------------------------------------------===================================================================
Average Assets (In Billions of Dollars)        $ 45        $ 43          5         $   43        $   42          2
Return on Assets (B) (%) ..............        1.39        2.01         --           1.43          2.22         --
-----------------------------------------------===================================================================

(A)   Reclassified to conform to the latest quarter's presentation.
(B) Excludes the 1997 third quarter restructuring charge of $131 million pretax ($82 million after-tax).

--------------------------------------------------------------------------------

o Income before taxes in the emerging markets was $194 million in the quarter, down $72 million from $266 million (excluding the $131 million restructuring charge) in 1997, reflecting economic conditions, including weakened currencies, which reduced income before taxes in Asia Pacific by approximately $36 million. Earnings in Latin America benefited from the addition of certain assets and liabilities of Confia, that was more than offset by higher credit costs and a decline in Credicard earnings, a 33% owned Brazilian Card affiliate. Core Business income for the 1998 third quarter

                                                                 CITICORP [LOGO]

Third Quarter 1998 Earnings - October 21, 1998

      was $158 million compared to $218 million in 1997. Cards represented 20% of emerging markets income in the quarter, compared with 33% in the 1997 quarter.

o Revenue in Latin America was up 14% from the 1997 third quarter, primarily reflecting the acquisition of certain assets and liabilities of Confia. Asia Pacific (excluding Japan and the Indian subcontinent, but including Australia and New Zealand) revenue declined 10% in the quarter, primarily in Cards, reflecting economic conditions in the region including the effect of foreign currency translation. Foreign currency translation reduced revenue growth by approximately 13 percentage points.

o Adjusted operating expense grew 7%, reflecting lower expense in Asia Pacific due to the effect of foreign currency translation, offset by an increase in Latin America, including the addition of certain assets and liabilities of Confia. Foreign currency translation reduced expense growth by approximately 13 percentage points.

o Credit costs in the emerging markets increased $6 million from the 1998 second quarter and $48 million from the 1997 third quarter, reflecting economic conditions in Latin America and Asia Pacific. The net credit loss ratio in Asia Pacific was 1.10%, down from 1.16% in the 1998 second quarter and up from 0.63% a year ago. The net credit loss ratio in Latin America was 2.82%, up from 2.51% in the 1998 second quarter and 2.09% a year ago. Emerging markets managed loans delinquent 90 days or more were $748 million or 2.20% at quarter-end, compared with $647 million or 1.95% at June 30, 1998 and $453 million or 1.31% a year ago. The emerging markets businesses built the allowance for loan losses by $11 million.

----------------------------------------------------------------------------------------------------------------------
Global Consumer                                    Third Quarter                            Nine Months
  in Developed Markets                         ---------------------          %        --------------------          %
(In Millions of Dollars)                         1998       1997 (A)     Change          1998      1997 (A)     Change
----------------------------------------------------------------------------------------------------------------------
Adjusted Revenue ......................        $3,217        $ 2,564         25        $8,967        $7,676         17
Adjusted Operating Expense ............         1,769          1,413         25         4,961         4,152         19
                                               ---------------------                   --------------------
Operating Margin ......................         1,448          1,151         26         4,006         3,524         14
Credit Costs ..........................           905            765         18         2,643         2,392         10
                                               ---------------------                   --------------------
Operating Margin Less Credit Costs ....           543            386         41         1,363         1,132         20
Additional Provision ..................            14             10         40            42            49        (14)
                                               ---------------------                   --------------------
Income Before Taxes (B) ...............        $  529        $   376         41        $1,321        $1,083         22
                                               =======================================================================
Core Business Income (B) ..............        $  319        $   234         36        $  807        $  687         17
                                               =======================================================================
Net Income ............................        $  319        ($   35)        NM        $  807        $  418         93
-----------------------------------------------=======================================================================
Average Assets (In Billions of Dollars)        $   99        $    91          9        $   96        $   90          7
Return on Assets (B) (%) ..............          1.28           1.02         --          1.13          1.02         --
-----------------------------------------------=======================================================================

(A)   Reclassified to conform to the latest quarter's presentation.
(B) Excludes the 1997 third quarter restructuring charge of $449 million pretax ($269 million after-tax).
NM    Not meaningful, as percentage equals or exceeds 100%.

--------------------------------------------------------------------------------

o Income before taxes in the developed markets was $529 million in the quarter, up $153 million or 41%, despite $107 million of UCS acquisition premium costs, from $376 million (excluding the $449 million restructuring charge) in 1997, reflecting outstanding performance in U.S. bankcards and in Japan. Core Business income for the 1998 third quarter was $319 million compared to $234 million in 1997.

o Adjusted revenue was up 25% in the quarter, reflecting improvements in U.S. bankcards, including the acquisition of UCS in the 1998 second quarter, and increases in Citibanking and the Private Bank. Excluding UCS, U.S. bankcards revenue was up 16% in the quarter, benefiting from risk-based pricing strategies and higher interchange fee revenue. Charge volume of $36.4 billion increased $9.8 billion from the 1997 third quarter, reflecting UCS and 8% overall growth in other U.S. bankcard portfolios.

                                                                 CITICORP [LOGO]

Third Quarter 1998 Earnings - October 21, 1998

o Adjusted operating expense grew 25%, reflecting UCS (including the amortization of the acquisition premium), increased advertising and marketing, and spending on technology initiatives primarily related to electronic banking, together with business volume growth.

o Credit costs in the developed markets were down $48 million from the 1998 second quarter, reflecting improvements in U.S bankcards. Credit costs in U.S. bankcards were $795 million or 5.23% of average managed loans for the quarter, compared to $842 million or 5.73% in the 1998 second quarter, and $639 million or 5.58% a year ago. Excluding UCS, the 12-month-lagged loss ratio was 5.49% in the quarter, compared with 5.98% in the 1998 second quarter and 5.93% a year ago. U.S. bankcards managed loans delinquent 90 days or more were $924 million or 1.51% at quarter-end, compared with $942 million or 1.58% for the prior quarter and $806 million or 1.76% a year-ago. The developed markets businesses built the allowance for loan losses by $14 million.

                                                                 CITICORP [LOGO]

Third Quarter 1998 Earnings - October 21, 1998

--------------------------------------------------------------------------------------------------------------------------
                                                    Third Quarter                             Nine Months
Citibanking                                    -----------------------          %        ----------------------          %
(In Millions of Dollars)                          1998        1997 (A)     Change          1998        1997 (A)     Change
--------------------------------------------------------------------------------------------------------------------------
Revenue ...............................        $ 1,680         $ 1,532         10        $ 4,803         $4,536          6
Operating Expense .....................          1,260           1,148         10          3,647          3,318         10
                                               -----------------------                   ----------------------
Operating Margin ......................            420             384          9          1,156          1,218         (5)
Credit Costs ..........................            144             135          7            425            428         (1)
                                               -----------------------                   ----------------------
Operating Margin Less Credit Costs ....            276             249         11            731            790         (7)
Additional Provision ..................             (1)             --         NM             (7)            --         NM
                                               -----------------------                   ----------------------
Income Before Taxes (B) ...............        $   277         $   249         11        $   738         $  790         (7)
                                               ===========================================================================
Core Business Income (B) ..............        $   178         $   168          6        $   485         $  535         (9)
-----------------------------------------------===========================================================================
Net Income ............................        $   178         ($  107)        NM        $   485         $  260         87
-----------------------------------------------===========================================================================
Average Assets (In Billions of Dollars)        $    92         $    85          8        $    89         $   84          6
Return on Assets (B)(%) ...............           0.77            0.78         --           0.73           0.85         --
-----------------------------------------------===========================================================================

(A)   Reclassified to conform to the latest quarter's presentation.
(B) Excludes the 1997 third quarter restructuring charge of $457 million pretax ($275 million after-tax).
NM    Not meaningful, as percentage equals or exceeds 100%.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                  Third Quarter                          Nine Months
Cards                                          --------------------         %        --------------------          %
(In Millions of Dollars)                         1998      1997 (A)    Change          1998      1997 (A)     Change
--------------------------------------------------------------------------------------------------------------------
Adjusted Revenue ......................        $2,225        $1,707        30        $6,064        $5,200         17
Adjusted Operating Expense ............           942           673        40         2,529         2,024         25
                                               --------------------                  --------------------
Operating Margin ......................         1,283         1,034        24         3,535         3,176         11
Credit Costs ..........................           907           729        24         2,609         2,254         16
                                               --------------------                  --------------------
Operating Margin Less Credit Costs ....           376           305        23           926           922         --
Additional Provision ..................            26            25         4            82            75          9
                                               --------------------                  --------------------
Income Before Taxes (B) ...............        $  350        $  280        25        $  844        $  847         --
                                               =====================================================================
Core Business Income (B) ..............        $  227        $  193        18        $  557        $  597         (7)
-----------------------------------------------=====================================================================
Net Income ............................        $  227        $  135        68        $  557        $  539          3
-----------------------------------------------=====================================================================
Average Assets (In Billions of Dollars)        $   35        $   32         9        $   33        $   31          6
Return on Assets (B) (%) ..............          2.57          2.39        --          2.26          2.57         --
-----------------------------------------------=====================================================================

(A)   Reclassified to conform to the latest quarter's presentation.
(B) Excludes the 1997 third quarter restructuring charge of $95 million pretax ($58 million after-tax).
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                  Third Quarter                           Nine Months
Private Bank                                   -------------------          %          ------------------          %
(In Millions of Dollars)                         1998     1997 (A)     Change          1998      1997 (A)     Change
----------------------------------------------------------------------------------------------------------------------
Adjusted Revenue ......................        $ 294         $ 295          --         $ 881         $ 845           4
Adjusted Operating Expense ............          205           190           8           603           538          12
                                               -------------------                     ------------------
Operating Margin ......................           89           105         (15)          278           307          (9)
Credit Benefits .......................           (7)           (8)        (13)          (18)          (10)         80
                                               -------------------                     ------------------
Income Before Taxes (B) ...............        $  96         $ 113         (15)        $ 296         $ 317          (7)
                                               =======================================================================
Core Business Income (B) ..............        $  72         $  91         (21)        $ 222         $ 252         (12)
-----------------------------------------------=======================================================================
Net Income ............................        $  72         $  73          (1)        $ 222         $ 234          (5)
-----------------------------------------------=======================================================================
Average Assets (In Billions of Dollars)        $  17         $  17          --         $  17         $  17          --
Return on Assets (B) (%) ..............         1.68          2.12          --          1.75          1.98          --
-----------------------------------------------=======================================================================

(A)   Reclassified to conform to the latest quarter's presentation.
(B) Excludes the 1997 third quarter restructuring charge of $28 million pretax ($18 million after-tax).

--------------------------------------------------------------------------------

                                                                 CITICORP [LOGO]

Third Quarter 1998 Earnings - October 21, 1998

Global Corporate Banking net loss was $127 million on revenue of $1.5 billion

-----------------------------------------------------------------------------------------------------------------------------
                                                          Third Quarter                               Nine Months
Global Corporate Banking                       ------------------------           %        ----------------------           %
(In Millions of Dollars)                           1998        1997 (A)      Change          1998        1997 (A)      Change
-----------------------------------------------------------------------------------------------------------------------------
Adjusted Revenue ......................        $ 1,472         $ 1,785         (18)        $5,377        $ 5,204           3
Adjusted Operating Expense ............          1,424           1,267          12          4,138          3,619          14
                                               -----------------------                     ---------------------
Operating Margin ......................             48             518         (91)         1,239          1,585         (22)
Credit Costs (Benefits) ...............            231              (3)         NM            326            (55)         NM
                                               -----------------------                     ---------------------
Income (Loss) Before Taxes (B) ........        $  (183)        $   521          NM         $  913        $ 1,640         (44)
                                               ==============================================================================
Core Business Income (Loss) (B) .......        $  (127)        $   417          NM         $  640        $ 1,271         (50)
                                               ==============================================================================
Net Income (Loss) .....................        $  (127)        $   249          NM         $  640        $ 1,103         (42)
-----------------------------------------------==============================================================================
Average Assets (In Billions of Dollars)        $  (173)        $   151          15         $  169        $   145          17
Return on Assets (B) (%) ..............             --            1.10          --           0.51           1.17          --
-----------------------------------------------==============================================================================

(A) Reclassified to conform to the latest quarter's presentation, including the reclassification of Citicorp's venture capital activities and the results of certain investments in the former refinancing countries to a new business segment called "Investment Activities."
(B) Excludes the 1997 third quarter restructuring charge of $281 million pretax ($168 million after-tax).
NM    Not meaningful, as percentage equals or exceeds 100%.
--------------------------------------------------------------------------------

o Global Corporate Banking reported a loss of $127 million in the 1998 third quarter, down $544 million from Core Business income of $417 million in the 1997 third quarter. Loss before taxes totaled $183 million and declined from $521 million (excluding a restructuring charge of $281 million) in the 1997 third quarter. The 1998 third quarter included a loss of $384 million attributable to the financial market turmoil in Russia, which affected both revenue and credit costs, as well as a $138 million write-down of fixed income inventories.

o Adjusted revenue of $1.5 billion in the quarter declined $313 million or 18% (13% excluding the effect of foreign currency translation) from the year-ago quarter, reflecting a $170 million decline in the Emerging Markets business and a $143 million decline in Global Relationship Banking. Adjusted operating expense of $1.4 billion increased $157 million or 12% (15% excluding the effect of foreign currency translation) from 1997, with a $32 million increase in the Emerging Markets business and a $125 million increase in Global Relationship Banking. Credit costs of $231 million in the quarter compared with a net benefit of $3 million in 1997.

o Cash-basis loans of $1.3 billion declined $13 million from the 1998 second quarter but increased $312 million from the 1997 third quarter. Cash-basis loans in Global Relationship Banking of $286 million declined $14 million from the 1998 second quarter and declined $150 million from the year-ago quarter, primarily in the real estate portfolio. Cash-basis loans in the Emerging Markets of $982 million were essentially unchanged from the 1998 second quarter, but grew $462 million from a year ago. The increase from the year-ago quarter is primarily due to the economic turmoil affecting Indonesia and Thailand. At September 30, 1998 and June 30, 1998, Emerging Markets cash-basis loans included $44 million of balance sheet credit exposures related to foreign currency derivative contracts for which the recognition of revaluation gains has been suspended. The amounts included a year ago were not material. Commercial OREO of $345 million was essentially unchanged from the 1998 second quarter and improved $134 million from the year-ago quarter, primarily in the real estate portfolio.

o Exposure to hedge funds under foreign exchange and derivatives contracts totaled $45 million at September 30, 1998 and was fully collateralized by cash and U.S. Treasury securities. Other outstandings and commitments to hedge funds totaled $162 million, of which $129 million was secured and $33 million was unsecured. The value of foreign exchange and derivatives contracts, and the value of collateral, will fluctuate with market conditions. There was no equity investment in hedge funds.

                                                                 CITICORP [LOGO]

Third Quarter 1998 Earnings - October 21, 1998

--------------------------------------------------------------------------------------------------------------------
                                                     Third Quarter                            Nine Months
Emerging Markets                               -------------------          %        --------------------          %
(In Millions of Dollars)                        1998      1997 (A)     Change          1998      1997 (A)     Change
--------------------------------------------------------------------------------------------------------------------
Adjusted Revenue ......................        $ 713         $883        (19)        $2,536        $2,511          1
Adjusted Operating Expense ............          531          499          6          1,549         1,415          9
                                               -------------------                   --------------------
Operating Margin ......................          182          384        (53)           987         1,096        (10)
Credit Costs ..........................          212           35         NM            378            82         NM
                                               -------------------                   --------------------
Income (Loss) Before Taxes (B) ........        $ (30)        $349         NM         $  609        $1,014        (40)
                                               =====================================================================
Core Business Income (Loss) (B) .......        $ (19)        $280         NM         $  473        $  839        (44)
                                               =====================================================================
Net Income (Loss) .....................        $ (19)        $248         NM         $  473        $  807        (41)
-----------------------------------------------=====================================================================
Average Assets (In Billions of Dollars)        $  81         $ 68         19         $   79        $   64         23
Return on Assets (B) (%) ..............           --         1.63         --           0.80          1.75         --
-----------------------------------------------=====================================================================

(A) Reclassified to conform to the latest quarter's presentation, including the reclassification of the results of certain investments in the former refinancing countries to a new business segment called "Investment Activities."
(B) Excludes the 1997 third quarter restructuring charge of $54 million pretax ($32 million after-tax).
NM    Not meaningful, as percentage equals or exceeds 100%.
--------------------------------------------------------------------------------

o Emerging Markets reported a loss of $19 million in the 1998 third quarter, down $299 million from Core Business income of $280 million in the 1997 third quarter. Loss before taxes totaled $30 million and declined from $349 million (excluding a restructuring charge of $54 million) in the 1997 third quarter. The 1998 third quarter included a loss of $301 million attributable to the financial market turmoil in Russia, which affected revenue and credit costs. Average assets of $81 billion rose $13 billion from the 1997 third quarter, reflecting growth in the loan portfolio and treasury initiatives, together with trade finance products.

o Adjusted revenue in the quarter of $713 million declined $170 million or 19% (10% excluding the effect of foreign currency translation) from the 1997 third quarter. Revenue reflected an $84 million decline in trading-related revenue attributable to the volatility experienced in the global capital markets during the quarter (including $57 million attributable to Russia), a $148 million writedown of impaired Russian available-for-sale securities, and lower corporate finance revenue, partially offset by double- digit growth in transaction banking services and loan product revenue. Trading-related revenue reflects double-digit growth in foreign exchange products more than offset by lower results in derivatives and other trading products. Revenue in Asia Pacific (excluding Japan and the Indian subcontinent, but including Australia and New Zealand) declined 2% from the 1997 third quarter due primarily to lower trading-related revenue, partially offset by improved treasury results. Revenue attributed to the Embedded Bank and Emerging Local Corporate strategies, together with new franchises, accounted for 9% of Emerging Markets revenue, up 59% from the comparable 1997 quarter. About 37% of the revenue in the Emerging Markets business was attributable to business from multinational companies managed jointly with Global Relationship Banking, with that revenue having grown 6% from the 1997 third quarter.

o Adjusted operating expense of $531 million in 1998 increased $32 million or 6% (13% excluding the effect of foreign currency translation) from the year-ago quarter. The growth reflected investment spending to build the franchise, including costs associated with Citicorp's plan to gain market share in selected emerging market countries, and volume-related expense growth.

o Credit costs totaled $212 million in the quarter, up from $35 million in the 1997 quarter. Credit costs included $96 million attributable to the financial market turmoil in Russia, with the balance concentrated in Indonesia and Thailand.

                                                                 CITICORP [LOGO]

Third Quarter 1998 Earnings - October 21, 1998

-------------------------------------------------------------------------------------------------------------------------
                                                     Third Quarter                                Nine Months
Global Relationship Banking                    -------------------          %        ------------------------           %
(In Millions of Dollars)                        1998      1997 (A)      Change           1998        1997 (A)      Change
-------------------------------------------------------------------------------------------------------------------------
Adjusted Revenue ......................        $ 759         $ 902         (16)       $ 2,841         $ 2,693           5
Adjusted Operating Expense ............          893           768          16          2,589           2,204          17
                                               -------------------                    ------------------------
Operating Margin ......................         (134)          134         NM             252             489         (48)
Credit Costs (Benefits) ...............           19           (38)        NM             (52)           (137)         62
                                               -------------------                    ------------------------
Income (Loss) Before Taxes (B) ........        $(153)        $ 172         NM         $   304         $   626         (51)
                                               ==========================================================================
Core Business Income (Loss) (B) .......        $(108)        $ 137         NM         $   167         $   432         (61)
                                               ==========================================================================
Net Income (Loss) .....................        $(108)        $   1         NM         $   167         $   296         (44)
-----------------------------------------------==========================================================================
Average Assets (In Billions of Dollars)        $  92         $  83          11        $    90         $    81          11
Return on Assets (B) (%) ..............           --          0.65          --           0.25            0.71          --
-----------------------------------------------==========================================================================

(A) Reclassified to conform to the latest quarter's presentation, including the reclassification of Citicorp's venture capital activities to a new business segment called "Investment Activities."
(B) Excludes the 1997 third quarter restructuring charge of $227 million pretax ($136 million after-tax).
NM    Not meaningful, as percentage equals or exceeds 100%.
--------------------------------------------------------------------------------

o The Global Relationship Banking business in North America, Europe, and Japan reported a loss of $108 million in the 1998 third quarter, compared with Core Business income of $137 million in the 1997 third quarter. Loss before taxes totaled $153 million and declined from $172 million (excluding a restructuring charge of $227 million) in the 1997 third quarter. The 1998 third quarter included a loss of $83 million attributable to the financial market turmoil in Russia, which affected revenue and credit costs. Average assets of $92 billion rose $9 billion from the 1997 third quarter, primarily reflecting an increase in the fair value of trading assets, including derivative and foreign exchange contracts.

o Adjusted revenue of $759 million declined $143 million or 16% from the 1997 third quarter. The decline is attributable to a $183 million decline in trading-related revenue resulting from the volatility experienced in global capital markets during the quarter (including $30 million attributable to Russia and a $138 million write-down of fixed income inventories), partially offset by moderate growth in transaction banking services revenue. Trading-related revenue reflects double-digit growth in foreign exchange products more than offset by lower results in fixed income and other trading products.

o Adjusted operating expense of $893 million grew $125 million or 16% compared with the 1997 third quarter, primarily from increased spending on technology, including costs related to the Year 2000 and the European EMU, volume-related growth in transaction banking services, and increases in asset management, partially offset by a decline in incentive compensation.

o Credit costs in the quarter of $19 million compared with a net benefit of $38 million in the 1997 third quarter, and included write-offs of $53 million attributable to the financial market turmoil in Russia, partially offset by real estate recoveries.

                                                                 CITICORP [LOGO]

Third Quarter 1998 Earnings - October 21, 1998

----------------------------------------------------------------------------------------------------------------------
                                                   Third Quarter                               Nine Months
Investment Activities(A)                       -----------------           %         ---------------------           %
(In Millions of Dollars)                        1998        1997      Change            1998          1997      Change
----------------------------------------------------------------------------------------------------------------------
Revenue ...............................        $ 117      $  348         (66)        $ 1,024         $ 802          28
Operating Expense .....................           11           9          22              34            26          31
                                               -----------------                     ---------------------
Operating Margin ......................          106         339         (69)            990           776          28
Credit Benefits .......................           --          (5)         NM             (10)          (64)        (84)
                                               -----------------                     ---------------------
Income Before Taxes ...................          106         344         (69)          1,000           840          19
Income Taxes ..........................           35          85         (59)            212           175          21
                                               -----------------                     ---------------------
Core Income ...........................        $  71      $  259         (73)        $   788         $ 665          18
-----------------------------------------------=======================================================================
Average Assets (In Billions of Dollars)        $   8      $    9         (11)        $     9         $   9          --
Return on Assets (%) ..................         3.52       11.42          --           11.75          9.88          --
-----------------------------------------------=======================================================================

(A) Investment Activities comprises Citicorp's venture capital activities, certain Corporate investments, and the results of certain investments in the former refinancing countries.
NM    Not meaningful, as percentage equals or exceeds 100%.
--------------------------------------------------------------------------------

o Adjusted revenue from Investment Activities of $117 million declined $231 million or 66% from the 1997 third quarter. The decline reflected a $266 million reduction in venture capital revenue primarily attributable to the volatility in the U.S. equity markets during the quarter, and a $129 million decline in securities transactions, partially offset by a $165 million net gain on investments in Latin America. Revenue in the 1997 quarter included a $23 million investment writedown in Latin America. The increase in the effective income tax rate to 33% from 25% reflects changes in the nature and geographic mix of earnings.

---------------------------------------------------------------------------------------------------------------
                                                   Third Quarter                         Nine Months
Corporate Items                                -----------------         %        ------------------         %
(In Millions of Dollars)                       1998     1997 (A)     Change        1998     1997 (A)     Change
---------------------------------------------------------------------------------------------------------------
Revenue ...............................        $283        $ 277          2        $779        $ 731          7
Operating Expense .....................          81           77          5         263          228         15
                                               -----------------                   -----------------
Income Before Taxes (B) ...............        $202        $ 200          1        $516        $ 503          3
                                               ================================================================
Core Income (Loss) (B) ................        $109        $ (61)        NM        $ --        $(234)        NM
                                               ================================================================
Net Income (Loss) .....................        $109        $ (98)        NM        $ --        $(271)        NM
-----------------------------------------------================================================================
Average Assets (In Billions of Dollars)        $  7        $   5         40        $  7        $   6         17
-----------------------------------------------================================================================

(A) Reclassified to conform to the latest quarter's presentation, including the reclassification of certain Corporate investments and the results of certain investments in the former refinancing countries to a new business segment called "Investment Activities."
(B) Excludes the 1997 third quarter restructuring charge of $28 million pretax ($37 million after-tax).
NM    Not meaningful, as percentage equals or exceeds 100%.
--------------------------------------------------------------------------------

o Corporate Items includes revenue derived from charging businesses for funds employed, based upon a marginal cost of funds concept, unallocated corporate costs, and the offset created by attributing income taxes to core business activities on a local tax-rate basis.

o Income taxes are attributed to businesses on the basis of local tax rates. Changes in the nature and geographic mix of earnings, resulted in an unusually high effective business tax rate of 35% in the 1998 quarter, up from 25% a year ago. The increase in the effective rate charged to the businesses resulted in a reduction in the tax offset expense held in Corporate Items. The effective rate allocated to the businesses was 29% and 25% for the 1998 and 1997 nine month periods, respectively. Citicorp's effective tax rate was 37.5% in both 1998 and 1997 periods.

                                                                 CITICORP [LOGO]

Third Quarter 1998 Earnings - October 21, 1998

Other Items

o Of the $889 million restructuring charge recorded in the 1997 third quarter, approximately $339 million remained in the reserve as of September 30, 1998. The utilization of the reserve included $245 million of premises and equipment writedowns and $300 million of primarily severance and related costs (of which $229 million has been paid in cash and $71 million is legally obligated), together with translation effects.

o The effects of market fluctuations on the available-for-sale investment portfolio resulted in net unrealized losses, recorded against stockholders equity, of $242 million after-tax at September 30, 1998, down from net unrealized gains of $308 million at June 30, 1998.

o The Tier 1 capital ratio at September 30, 1998 was estimated at 8.0%, consistent with the traditional 8.0%-8.3% target range. The decline in the ratio during the quarter was primarily attributable to customer driven growth in risk-adjusted assets, and the redemption of Graduated Rate Cumulative Preferred Stock, Series 8A and 7.5% Non-Cumulative Preferred Stock, Series 17 (for a total of $412 million).

o The amounts shown below for Citibank Global Asset Management are also included in the results of Global Consumer, Emerging Markets, and Global Relationship Banking.

-------------------------------------------------------------------------------------------------------
                                           Third Quarter                         Nine Months
Citibank Global Asset Managment       ------------------          %         ----------------          %
(In Millions of Dollars)               1998         1997     Change         1998        1997     Change
-------------------------------------------------------------------------------------------------------
Revenue ......................        $ 103         $104         (1)        $324        $286         13
Operating Expense ............           98           86         14          280         238         18
                                      ------------------                    ----------------
Income Before Taxes ..........            5           18        (72)          44          48         (8)
Income Taxes (Benefit) .......           (2)          --         NM            2           2         --
                                      ------------------                    ----------------
Core Business Income .........        $   7         $ 18        (61)        $ 42        $ 46         (9)
--------------------------------------=================================================================
(In Billions of Dollars)......
Assets Under Management ......        $ 126         $107         18         $126        $107         18
--------------------------------------=================================================================

NM    Not meaningful, as percentage equals or exceeds 100%.
--------------------------------------------------------------------------------

o Although included in the results of Global Consumer and Global Corporate Banking, this division is focused upon as a separate Core Business.

o Citibank Global Asset Management (CGAM) manages $126 billion of assets worldwide for major institutional clients as well as for high net worth individuals and other retail mutual fund shareholders. CGAM offers a broad range of equity, fixed-income, and liquidity products through its investment centers in twenty countries. CGAM's $126 billion in assets under management are comprised of 14% in money market funds, 42% in mutual and institutional commingled funds, and 44% in accounts managed for high net worth individuals, pension funds, corporations, and other institutions.

o Declines in market prices depressed third quarter revenue growth. Revenue of $324 million for the 1998 nine months is up 13% from 1997 reflecting an 18% increase in assets under management since last year. Expense growth reflects CGAM's continuing build-up of its fundamental research and quantitative analysis investment teams, as well as incremental technology costs, including costs associated with Year 2000 and EMU.

o In the 1998 nine months, CGAM raised over $2 billion from 32 new funds distributed worldwide through the Global Consumer and Global Corporate Banking channels.

                                                                  CITICORP[LOGO]

Third Quarter 1998 Earnings - October 21, 1998

----------------------------------------------------------------------------------
CITICORP and Subsidiaries Consolidated Statement of Income
----------------------------------------------------------------------------------
                                  Third Quarter                Nine Months
(In Millions of Dollars,        ---------------       %   ----------------       %
 Except Per Share Amounts)        1998     1997  Change      1998     1997  Change
----------------------------------------------------------------------------------
Interest Revenue ............   $6,976   $6,195      13   $19,937  $18,193      10
Interest Expense ............    3,878    3,319      17    11,005    9,650      14
                                ---------------           ----------------
Net Interest Revenue ........    3,098    2,876       8     8,932    8,543       5

Provision for Credit Losses .      736      486      51     1,807    1,421      27
                                ---------------           ----------------
Net Interest Revenue after
  Provision for Credit Losses    2,362    2,390      (1)    7,125    7,122      --
                                ---------------           ----------------
Fees, Commissions,
  and Other Revenue
Fees and Commissions ........    1,575    1,478       7     4,569    4,271       7
Foreign Exchange ............      474      435       9     1,288    1,043      23
Trading Account .............     (159)     134      NM       175      429     (59)
Securities Transactions .....      (56)     186      NM       485      418      16
Other Revenue ...............      562      432      30     1,852    1,344      38
                                ---------------           ----------------
Total Fees, Commissions,
  and Other Revenue .........    2,396    2,665     (10)    8,369    7,505      12
                                ---------------           ----------------
Operating Expense
Salaries ....................    1,505    1,356      11     4,331    3,906      11
Employee Benefits ...........      325      317       3     1,038    1,039      --
                                ---------------           ----------------
  Total Employee Expense ....    1,830    1,673       9     5,369    4,945       9
Net Premises &
  Equipment Expense .........      550      496      11     1,577    1,465       8
Restructuring Charge ........       --      889      NM        --      889      NM
Other Expense ...............    1,530    1,179      30     4,241    3,280      29
                                ---------------           ----------------
Total Operating Expense .....    3,910    4,237      (8)   11,187   10,579       6
                                ---------------           ----------------
Income Before Taxes .........      848      818       4     4,307    4,048       6
Income Taxes ................      318      307       4     1,615    1,518       6
                                ---------------           ----------------
Net Income ..................   $  530   $  511       4   $ 2,692  $ 2,530       6
--------------------------------==================================================

NM   Not meaningful, as percentage equals or exceeds 100%.
--------------------------------------------------------------------------------

                                                                 CITICORP [LOGO]

Third Quarter 1998 Earnings - October 21, 1998

--------------------------------------------------------------------------------
CITICORP and Subsidiaries Consolidated Balance Sheet
--------------------------------------------------------------------------------
                                                 Sept. 30,     Dec. 31,        %
(In Millions of Dollars)                              1998         1997   Change
--------------------------------------------------------------------------------

Assets

Cash and Due from Banks .......................  $   9,107    $   8,585       6
Deposits at Interest with Banks ...............     14,085       13,049       8
Securities, at Fair Value:
   Available for Sale .........................     35,552       30,762      16
   Venture Capital ............................      3,285        2,599      26
Trading Account Assets ........................     40,018       40,356      (1)
Loans Held for Sale ...........................      5,183        3,515      47
Federal Funds Sold and Securities Purchased
   Under Resale Agreements ....................     13,412       10,233      31
Loans, Net:
   Consumer ...................................    112,103      108,066       4
   Commercial .................................     87,706       75,947      15
                                                 ----------------------
Loans, Net of Unearned Income .................    199,809      184,013       9
   Allowance for Credit Losses ................     (6,240)      (5,816)      7
                                                 ----------------------
Total Loans, Net ..............................    193,569      178,197       9
                                                 ----------------------
Customers' Acceptance Liability ...............      1,609        1,726      (7)
Premises and Equipment, Net ...................      5,019        4,474      12
Interest and Fees Receivable ..................      3,549        3,288       8
Other Assets ..................................     18,952       14,113      34
                                                 ----------------------
Total .........................................  $ 343,340    $ 310,897      10
-------------------------------------------------===============================

Liabilities

Non-Interest-Bearing Deposits in U.S. Offices .  $  16,315    $  16,901      (3)
Interest-Bearing Deposits in U.S. Offices .....     42,318       40,361       5
Non-Interest-Bearing Deposits in Offices
   Outside the U.S. ...........................     10,925        9,627      13
Interest-Bearing Deposits in Offices Outside
   the U.S. ...................................    152,877      132,232      16
                                                 ----------------------
   Total Deposits .............................    222,435      199,121      12
                                                 ----------------------
Trading Account Liabilities ...................     30,692       30,986      (1)
Purchased Funds and Other Borrowings ..........     24,305       21,231      14
Acceptances Outstanding .......................      1,685        1,826      (8)
Accrued Taxes and Other Expense ...............      7,284        6,464      13
Other Liabilities .............................     15,811       10,288      54
Long-Term Debt ................................     19,982       19,785       1

Stockholders' Equity

Preferred Stock (Without par value) ...........        863        1,903     (55)
Common Stock ($1.00 par value) ................        506          506      --
   Issued Shares: 506,298,235 in each period
Surplus .......................................      6,525        6,501      --
Retained Earnings .............................     18,621       16,789      11
Accumulated Other Changes in Equity from
   Nonowner Sources (A) .......................       (871)         (91)     NM
Common Stock in Treasury, at Cost .............     (4,498)      (4,412)      2
   Shares: 53,583,079 and 52,355,947,
     respectively
                                                 ----------------------
Total Stockholders' Equity ....................     21,146       21,196      --
                                                 ----------------------
 Total ........................................  $ 343,340    $ 310,897      10
-------------------------------------------------===============================

(A) Amounts at September 30, 1998 and December 31, 1997 include the after-tax amounts for net unrealized gains (losses) on securities available for sale of ($242) million and $535 million, respectively, and foreign currency translation of ($629) million and ($626) million, respectively.

NM    Not meaningful, as percentage equals or exceeds 100%.
--------------------------------------------------------------------------------

                                                                 CITICORP [LOGO]

Third Quarter 1998 Earnings - October 21, 1998

--------------------------------------------------------------------------------------------------------------------
CITICORP Consumer Loan Delinquency Amounts, Net Credit Losses, and Ratios
--------------------------------------------------------------------------------------------------------------------
                            Total                                         Average
                            Loans       90 Days or More Past Due (A)       Loans               Net Credit Losses (A)
(In Millions of Dollars,  ------------------------------------------------------------------------------------------
 except Loan             Sept. 30,    Sept. 30,   June 30,   Sept. 30,  3rd Qtr.    3rd Qtr.    2nd Qtr.    3rd Qtr.
 Amounts in Billions)         1998        1998        1998        1997      1998        1998        1998        1997
--------------------------------------------------------------------------------------------------------------------
Citibanking ...........     $ 70.1    $ 2,119     $ 1,995     $ 2,082     $ 69.0    $   144     $   144     $   135
Ratio .................                  3.02%       2.93%       3.07%                 0.83%       0.85%       0.80%

Cards:
---------------------------
U.S. Bankcards (B) ....       61.2        924         942         806       60.3        795         842         639
Ratio .................                  1.51%       1.58%       1.76%                 5.23%       5.73%       5.58%

Other (C) .............       10.0        230         220         182        9.5        112         103          90
Ratio .................                  2.31%       2.30%       1.98%                 4.66%       4.42%       3.92%

Private Bank ..........       16.4        195         197         146       16.3          1          --          (4)
Ratio .................                  1.19%       1.23%       0.94%                 0.02%         NM          NM

--------------------------------------------------------------------------------------------------------------------
Total Managed .........      157.7      3,468       3,354       3,216      155.1      1,052       1,089         860
Ratio .................                  2.20%       2.19%       2.32%                 2.69%       2.88%       2.50%
--------------------------------------------------------------------------------------------------------------------

Securitization Activity
Credit Card Receivables      (40.4)      (611)       (601)       (452)     (39.9)      (539)       (542)       (378)
Loans Held for Sale ...       (5.2)       (38)        (40)        (34)      (5.2)       (34)        (37)        (30)

--------------------------------------------------------------------------------------------------------------------
Total Loans ...........     $112.1    $ 2,819     $ 2,713     $ 2,730     $110.0    $   479     $   510     $   452
Ratio .................                  2.51%       2.53%       2.51%                 1.72%       1.86%       1.67%
--------------------------------------------------------------------------------------------------------------------

Managed Portfolio:
---------------------------
Developed .............     $123.7    $ 2,720     $ 2,707     $ 2,763     $121.6    $   913     $   956     $   769
Ratio .................                  2.20%       2.25%       2.66%                 2.97%       3.24%       2.98%

Emerging ..............       34.0        748         647         453       33.5        139         133          91
Ratio .................                  2.20%       1.95%       1.31%                 1.65%       1.61%       1.06%
--------------------------------------------------------------------------------------------------------------------

Emerging Portfolio (D):
---------------------------
Asia Pacific ..........     $ 22.6    $   448     $   374     $   253     $ 22.2    $    60     $    63     $    38
Ratio .................                  1.99%       1.70%       1.04%                 1.10%       1.16%       0.63%

Latin America .........        9.9        254         227         162        9.9         70          61          45
Ratio .................                  2.56%       2.28%       1.83%                 2.82%       2.51%       2.09%

CEEMEA (E) ............        1.5         46          46          38        1.4          9           9           8
Ratio .................                  3.13%       3.40%       2.67%                 2.71%       2.86%       2.13%
--------------------------------------------------------------------------------------------------------------------

(A) The ratios of 90 days or more past due and net credit losses are calculated based on end-of-period and average loans, respectively, both net of unearned income.
(B) The U.S. bankcards managed ratios of 90 days or more past due and net credit losses were reduced by 11 basis points and 23 basis points, respectively, in the current quarter, and by 12 basis points and 24 basis points in the preceding quarter, due to the addition of the UCS portfolio.
(C) Includes bankcards outside of the U.S., worldwide Diners Club, and private label cards.
(D)   Includes Private Bank and excludes Japan.
(E)   Central and Eastern Europe, Middle East, and Africa.
NM    Not meaningful.
--------------------------------------------------------------------------------

                                                                 CITICORP [LOGO]

Third Quarter 1998 Earnings - October 21, 1998

---------------------------------------------------------------------------------------------
CITICORP Other Revenue                    Third Quarter                 Nine Months
                                      -----------------         %   ---------------         %
(In Millions of Dollars)                 1998   1997(A)    Change     1998  1997(A)    Change
---------------------------------------------------------------------------------------------
Credit Card Securitization Activity   $  374    $  134        NM    $  863   $  417       NM
Venture Capital ...................      (31)      235        NM       404      501      (19)
Affiliate Earnings ................       47        51        (8)      118      222      (47)
Net Asset Gains ...................      142        (6)       NM       371      150       NM
Other Items .......................       30        18        67        96       54       78
                                      ----------------              ---------------
Total .............................   $  562    $  432        30    $1,852   $1,344       38
--------------------------------------======================================================

(A)   Reclassified to conform to the latest quarter's presentation.
NM    Not meaningful, as percentage equals or exceeds 100%.
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
CITICORP
Provision for Credit Losses               Third Quarter                  Nine Months
                                      -----------------         %   ----------------        %
(In Millions of Dollars)                 1998      1997    Change     1998     1997    Change
---------------------------------------------------------------------------------------------
Global Consumer Net Write-Offs ....    $  479    $  452         6   $1,415  $ 1,399         1
Global Corporate Banking ..........       232         9        NM      317      (53)       NM
  Net Write-Offs (Recoveries)
Additional Provision ..............        25        25        --       75       75        --
                                       ----------------             ---------------
Total .............................    $  736    $  486        51   $1,807  $ 1,421        27
--------------------------------------=======================================================

NM    Not meaningful, as percentage equals or exceeds 100%.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CITICORP Credit Loss Reserves                     Sept. 30,  Dec. 31,  Sept. 30,
(In Millions of Dollars)                               1998      1997      1997
--------------------------------------------------------------------------------

Aggregate Allowance for Credit Losses:
Global Consumer (A) ..............................   $2,911    $2,487    $2,470
Global Corporate Banking .........................    3,429     3,429     3,429
                                                     ---------------------------
Total Aggregate Allowance for Credit Losses (B) ..    6,340     5,916     5,899
Reserves for Securitization Activities (C) .......       66        85        89
                                                     ---------------------------
Total Credit Loss Reserves .......................   $6,406    $6,001    $5,988
-----------------------------------------------------===========================

Allowance As a Percent of Total Loans:
Global Consumer ..................................     2.60%     2.30%     2.27%
Global Corporate Banking (D) .....................     3.80%     4.38%     4.60%
Total ............................................     3.12%     3.16%     3.20%
-----------------------------------------------------===========================

(A) The balance at September 30, 1998 includes $320 million of credit loss reserves related to the acquisition of UCS.
(B) Includes $6.2 billion attributable to loans and loan commitments as a deduction from Loans, $50 million attributable to standby letters of credit and guarantees included in Other Liabilities, and $50 million attributable to derivative and foreign exchange contracts reported as a deduction from Trading Account Assets at September 30, 1998.
(C)   Attributable to mortgage loans sold with recourse.
(D) Excludes allowance portion attributable to standby letters of credit and guarantees, and derivative and foreign exchange contracts.
--------------------------------------------------------------------------------

      Certain of the statements contained in the press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Citicorp's actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "are likely to be," and similar expressions. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: changes in general economic conditions, including the performance of financial markets and interest rates; customer responsiveness to both new products and distribution channels; and competitive, regulatory, or tax changes that affect the cost of or demand for Citicorp's products.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

            (c)   Exhibits:

      Exhibit No. 12(a)    Calculation of Ratio of Income to Fixed Charges

      Exhibit No. 12(b)    Calculation of Ratio of Income to Fixed Changes
                           Including Preferred Stock Dividends

      Exhibit No. 99       Citicorp 1998 Third Quarter Financial Supplement

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CITICORP
                                        (Registrant)


                                         By: /s/ Roger W. Trupin
                                             ----------------------------------
                                                 Roger W. Trupin
                                                 Vice President and Controller

Dated: October 22, 1998